EXHIBIT 99.1
Veraz Networks Reports Third Quarter 2008 Financial Results
Revenue increases 41% over Second Quarter
SAN JOSE, Calif., November 10, 2008 (BUSINESS WIRE) — Veraz Networks, Inc. (NASDAQ:VRAZ), the leading provider of Multimedia Generation Network (MGN) application, control, and bandwidth optimization products, today announced financial results for the third quarter ended September 30, 2008.
Revenues for the third quarter 2008 increased to $23.0 million, as compared to $16.3 million in the second quarter of 2008 but lower than $32.2 million for the third quarter of 2007. IP product revenues were $15.1 million, up from the $9.7 million reported in the second quarter of 2008 but down from the $19.4 million reported in the third quarter of 2007. Services revenues grew to $5.7 million in the third quarter, compared to $5.3 million in the second quarter of 2008 and slightly lower than the $6.3 million in the third quarter of 2007. For the third quarter of 2008, Veraz posted a net loss of $5.4 million or $(0.13) loss per share, as compared to a net loss of $11.6 million or $(0.28) for the second quarter of 2008 and with net income of $0.3 million or $0.01 earnings per share in the third quarter of 2007.
“Revenue in the third quarter increased due to a number of factors, including solid bookings and a book to bill ratio greater than one,” said Doug Sabella, president and chief executive officer of Veraz. “Despite a challenging economic environment, we are pleased to be able to continue to maintain relatively strong gross margins. Our customers see the value of our solutions in reducing their operating expenses as well as supporting the growth and operations of their networks.”
“As seen in the third quarter financial statements, we made significant improvements in virtually all areas of our financial performance, as compared to the second quarter of 2008,” said Al Wood, chief financial officer of Veraz. “In Q3, we took swift action to address the rapidly changing business environment, including a restructuring and streamlining of the company to help ensure that we have the right cost structure in place for a return to profitability.”
Recent Highlights
Following on the commitments made in Q2, the company made significant progress in a number of key areas during the quarter.
•	Veraz enhanced its I-Gate 4000 Session Bandwidth Optimizer (SBO) with 3G bandwidth optimization for the core mobile network, providing service providers with bandwidth savings of up to 75%. Veraz also successfully completed a trial and gained acceptance for this capability with a global Tier 1 mobile operator.

•	Veraz announced its membership in the Global System for Mobile communications Association (GSMA) and active participation in the IP Exchange (IPX) initiative, with key contributions in the TDM internetworking arena. The IPX initiative provides an open, secure IP-based platform for interconnecting mobile and fixed operators with value-added services.

•	Veraz and Telecom New Zealand jointly announced the successful completion of an IPX trial, based on the GSMA IPX initiative. This follows Veraz’s successful Q208 IPX trial with Belgacom.

•	Veraz demonstrated the extensibility of its ControlSwitch platform with the announcement of its selection by Bezeq for its local number portability (LNP) and mobile number portability (MNP) solution. This deployment is a network expansion order demonstrating the use of the ControlSwitch along with Veraz’s I-Gate 4000 family of media gateways to solve additional network challenges, thereby greatly reducing service provider on-going operating and capital costs and enabling efficient deployment of network wide services.
Financial Guidance
The company projects revenue for the fourth quarter of 2008 to be in the range of $22-$24 million, and with a net loss on a GAAP basis of ($3m-$2m), or ($0.07-$0.05) loss per share, and a net loss on a non-GAAP basis of ($2m-$1m) or ($0.05-$0.02) loss per share (after excluding stock compensation and SEC inquiry expenses).
Conference Call Information
Veraz will host a conference call and live webcast at 4:30 p.m. (1:30 p.m. Pacific Time) this afternoon to discuss the results. For parties in the United States and Canada, call 1-800-860-2442 to access the conference call. International parties can access the call at +1-412-858-4600. Veraz will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call +1-412-317-0088 and enter passcode 60000#. In addition, Veraz’s press release will be distributed via Business Wire and posted on the Veraz website before the conference call begins.
About Veraz Networks
Veraz Networks, Inc. (NASDAQ: VRAZ), is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services that drive revenue and ensure customer retention. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 60 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch™, Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. Please visit www.veraznetworks.com.
Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net (loss) income and non-GAAP net (loss) income allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:
•	Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under SFAS 123(R). Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. As Veraz applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.
•	Informal SEC inquiry expense. Due to the one-time nature and magnitude of expense associated with the informal SEC inquiry, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.
•	Restructuring charges. Due to the nature of these involuntary employee terminations, which are in connection with the operational restructuring of the business, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our financial results for the fourth quarter, the expected gross margins for Veraz, the expected breakeven point of the company and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007 and our quarterly report on 10-Q for the quarter ended June 30, 2008 as filed with the SEC. These filings are available on a website maintained by the SEC at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com.
Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

VERAZ NETWORKS, INC AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
IP Products	$15,080	$19,409	$45,520	$58,428
DCME Products	2,215	6,485	5,030	16,115
Services	5,660	6,269	16,556	16,233

Total revenues	22,955	32,163	67,106	90,776

Cost of Revenues:
IP Products	5,344	9,792	18,527	24,625
DCME Products	878	2,355	1,958	5,642
Services	3,148	3,067	10,982	8,820

Total cost of revenues	9,370	15,214	31,467	39,087

Gross profit	13,585	16,949	35,639	51,689

Operating Expenses:
Research and development, net	5,612	7,571	20,747	23,175
Sales and marketing	8,158	7,017	22,957	19,956
General and administrative	3,528	2,361	12,155	7,082
Restructuring charges	794	—	794	—

Total operating expenses	18,092	16,949	56,653	50,213

Income (loss) from operations	(4,507)	0	(21,014)	1,476
Other income (expenses), net	(1,061)	545	226	650

Income (loss) before income taxes	(5,568)	545	(20,788)	2,126
Income taxes provision (benefit)	(155)	213	(689)	842

Net income (loss)	(5,413)	332	(20,099)	1,284

Deemed dividend on Series D convertible preferred stock	—	—	—	(5,980)

Net income (loss) allocable to common stockholders	$(5,413)	$332	$(20,099)	$(4,696)

Net income (loss) allocable to common stockholders per share — basic	$(0.13)	$0.01	$(0.48)	$(0.15)

Net income (loss) allocable to common stockholders per share — diluted	$(0.13)	$0.01	$(0.48)	$(0.15)

Weighted-average shares outstanding used in computing net income (loss) allocable to common stockholders per share — basic:	42,233	40,684	41,877	31,545

Weighted-average shares outstanding used in computing net income (loss) allocable to common stockholders per share — diluted:	42,233	46,175	41,877	31,545

VERAZ NETWORKS, INC AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results
(In thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Reported net income (loss) (GAAP basis)	$(5,413)	$332	$(20,099)	$(4,696)

Non-GAAP adjustment
Stock based compensation (1)	1,025	494	3,328	1,591
SEC informal inquiry matters (2)	202	—	2,255	—
Restructuring charges (3)	794	—	794	—

Non-GAAP net (loss) income	$(3,392)	$826	$(13,722)	$(3,105)

Reported net income (loss) allocable to common stockholders per share - basic (GAAP basis)	$(0.13)	$0.01	$(0.48)	$(0.15)
Stock based compensation	$0.03	0.01	0.08	0.05
SEC informal inquiry matters	$—	—	0.05	—
Restructuring charges	$0.02	—	0.02	—
Non-GAAP net income (loss) allocable to common stockholders per share — basic	$(0.08)	$0.02	$(0.33)	$(0.10)

Reported net income (loss) allocable to common stockholders per share - diluted (GAAP basis)	$(0.13)	$0.01	$(0.48)	$(0.15)
Stock based compensation	0.03	0.01	0.08	0.05
SEC informal inquiry matters	—	—	0.05	—
Restructuring charges	0.02	—	0.02	—
Non-GAAP net income (loss) allocable to common stockholders per share — diluted	$(0.08)	$0.02	$(0.33)	$(0.10)

(1)	Stock based compensation for the three and nine months ended September 30, 2008 and 2007, was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of revenues	$209	$115	$663	$335
Research and development, net	282	74	1,040	394
Sales and marketing	313	169	979	478
General and administrative	221	136	646	384

	$1,025	$494	$3,328	$1,591

(2)	Expenses related to SEC inquiry matters for the three and nine months ended September 30, 2008 and 2007, was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
General and administrative	$202	—	$2,255	—

(3)	Expenses related to Restructuring charges for the three and nine months ended September 30, 2008 and 2007, was as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Restructuring charges	$794	—	$794	—

VERAZ NETWORKS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$29,795	$52,232
Restricted cash	610	610
Short term investments	4,567	5,354
Accounts receivable, net	33,645	40,814
Inventories	12,380	9,505
Prepaid expenses	2,132	1,497
Deferred tax assets	1,367	410
Other current assets	3,853	5,776
Due from related parties	710	686

Total current assets	89,059	116,884
Property and equipment, net	5,489	6,720
Other assets	122	143

Total assets	$94,670	$123,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,022	$11,066
Accrued expenses	12,155	16,983
Income tax payable	168	219
Current portion of loan payable	613	3,147
Current portion of deferred revenue	17,219	14,354
Due to related parties	8,997	10,438

Total current liabilities	43,174	56,207

Stockholders’ equity:
Common stock and additional paid-in-capital	127,822	124,122
Deferred stock-based compensation	(111)	(352)
Accumulated other comprehensive income (loss)	114	—
Accumulated deficit	(76,329)	(56,230)

Total stockholders’ equity	51,496	67,540

Total liabilities and stockholders’ equity	$94,670	$123,747